Effective August 11, 2008 the Companys
Name Changed Erste Group Bank AG

EXHIBIT A
CUSIP Number
________________________AMERICAN
DEPOSITARY SHARES
(Each American Depositary Share represents one-half of one deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY BEARER SHARES
NO PAR VALUE OF
ERSTE BANK DER
OESTERREICHISCHEN SPARKASSEN
AG
(INCORPORATED UNDER THE LAWS
OF THE
REPUBLIC OF AUSTRIA)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that _________________________,
or registered assigns IS THE HOLDER OF
____________________________________
_________________.
AMERICAN DEPOSITARY SHARES
representing deposited ordinary bearer
shares, no par value, (herein called Shares) of ERSTE BANK DER
OESTERREICHISCHEN SPARKASSEN
AG, incorporated under the laws of the
Republic of Austria and registered in the Austrian Companies Register at FN 33209m
(herein called the Company). At the date hereof, each American Depositary Share represents one-half of one Share deposited or subject to deposit under the Deposit
Agreement (as such term is defined herein) at the Vienna, Austria office of the Company, as custodian for the Depositary
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



1.	THE DEPOSIT AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
deposit agreement, dated as of December 22,
2000, as amended and restated as of June 20,
2008 (herein called the Deposit Agreement),
by and among the Company, the Depositary,
and all Holders and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights and
obligations of Holders and Beneficial
Owners of the Receipts and the rights and
duties of the Depositary in respect of the
Shares deposited or deemed to be deposited
thereunder and any and all other securities,
property and cash from time to time
received in respect or in lieu of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt and
payment of all taxes and governmental
charges payable in connection with such
surrender and withdrawal of Deposited
Securities, and subject to the terms and
conditions of the Deposit Agreement, the
Satzung (Statutes) of the Company and the
Deposited Securities, the Holder hereof is
entitled to delivery, to it or upon its order, of
the amount of Deposited Securities at the
time represented by the American
Depositary Shares evidenced by this
Receipt.  Delivery of such Deposited
Securities shall be made by (a) (i) electronic
delivery through OeKB or institutions
holding accounts with OeKB or (ii) delivery
of certificates in the name of the Holder
hereof or as ordered by him or by the
delivery of certificates properly endorsed or
accompanied by a proper instrument or
instruments of transfer to such Holder or as
ordered by him and (b) any other securities,
property and cash to which such Holder is
then entitled in respect of this Receipt to
such Holder or as ordered by him.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Holder
hereof in person or by a duly authorized
attorney, without unreasonable delay, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and duly stamped as
may be required by the laws of the State of
New York and of the United States of
America, and subject to the payment of
funds sufficient to pay any applicable
transfer taxes and the fees and expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, representing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt, the delivery of any
distribution thereon or withdrawal of any
Deposited Securities, the Company, the
Depositary, the Custodian, or Registrar may
require payment from the presentor of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge
and, if applicable, any stock transfer or
registration fee with respect thereto
(including any such tax or charge or fee with
respect to the Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in the Deposit Agreement
or this Receipt, may require the production
of proof satisfactory to it as to the identity
and genuineness of any signature and may
also require compliance with any regulations
the Depositary may establish consistent with
the provisions of the Deposit Agreement or
this Receipt, including, without limitation,
this Article 3.
            The delivery of Receipts
against deposits of Shares generally or
against or in order to reflect deposits of
particular Shares may be suspended, or
deposits of shares may be refused or the
transfer of Receipts in particular instances
may be refused, or the registration of
transfer of outstanding Receipts, their split-
up or combination may be suspended
generally or in particular instances, during
any period when the OeKB or the transfer
books of the Depositary are closed, or if any
such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or the
provisions of or governing Deposited
Securities or for any other reason subject to
the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares which would be required to be
registered under the provisions of the
Securities Act of 1933 for public offer and
sale in the United States, unless a
registration statement is in effect as to such
Shares for such offer and sale.
            The Depositary will comply
with written instructions of the Company
that the Depositary shall not accept for
deposit hereunder any Shares identified in
such instructions at such times and under
such circumstances as may reasonably be
specified in such instructions in order to
facilitate the Companys compliance with the
securities laws in the United States.
4.	LIABILITY OF HOLDER OR
BENEFICIAL OWNER FOR
TAXES.
            If any tax or other
governmental charge shall become payable
with respect to this Receipt or any Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt, such tax or other governmental
charge will be payable by the Holder or
Beneficial Owner hereof to the Depositary.
The Depositary may refuse to effect
registration of transfer of this Receipt or any
transfer and withdrawal of Deposited
Securities represented by American
Depositary Shares evidenced by this Receipt
until such payment is made, and may
withhold any dividends or other
distributions in respect of any Deposited
Securities, or may sell for the account of the
Holder or Beneficial Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge (and
any taxes or expenses arising out of such
sale) and the Holder or Beneficial Owner
hereof will remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
            Every person depositing
Shares under the Deposit Agreement will be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid, non-
assessable, and free of any preemptive rights
of the holders of outstanding Shares and that
the person making such deposit is duly
authorized to do so.  Every such person shall
also be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such Shares
would not be Restricted Securities.  Such
representations and warranties will survive
the deposit of such Shares and issuance of
Receipts.
6.	FILING PROOFS, CERTIFICATES
AND OTHER INFORMATION.
            Subject to applicable
Austrian law, any person presenting Shares for deposit or any Holder or Beneficial
Owner of a Receipt may be required from
time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited
Securities and the terms of the Deposit
Agreement, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are executed or such representations and warranties made to the satisfaction of the Company and the Depositary. No Share or other Deposited Security shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Republic of Austria and each necessary approval, if any, has been granted by any governmental body in the Republic of Austria, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time will also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional
Shares or to receive other property which any person now or previously holding the Shares may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

7.	CHARGES OF DEPOSITARY.
            The following charges, where
applicable, will be incurred by any party
depositing or withdrawing Shares or by any
party surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to Section
4.03 of the Deposit Agreement) or the
Holder, whichever applicable: (1) taxes and
other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the share register of the
Company or (if applicable) the appointed
agent of the Company for the transfer and
registration of Shares and applicable to
transfer of Shares to the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement to be at
the expense of persons depositing Shares or
Holders, (4) such expenses as are incurred
by the Depositary in the conversion of
Foreign Currency pursuant to Section 4.05 if
the Deposit Agreement, (5) a fee not in
excess of $5.00 per 100 American
Depositary Shares (or a portion thereof) for
the issuance or surrender, respectively, of a
Receipt, (6) a fee not in excess of $0.02 per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to Sections 4.01
through 4.04 thereof and, (7) a fee for the
distribution of securities pursuant to Section
4.02, such fee being in an amount equal to
the fee for the execution and delivery of
Receipts referred to above which would
have been charged as a result of the deposit
of such securities (for purposes of this
clause 7 treating all such securities as if they
were Shares) but which securities are instead
distributed by the Depositary to Holders.
            The Depositary, subject to
Article 8 hereof and Section 2.09 of the
Deposit Agreement, may own and deal in
any class of securities of the Company and
its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
            The Depositary may issue
Receipts against the delivery by the
Company (or any agent of the Company
recording Share ownership) of rights to
receive Shares from the Company (or any
such agent).  No such issue of Receipts will
be deemed a Pre-Release (as defined below)
that is subject to the restrictions of the
following paragraph.
            In its capacity as Depositary,
the Depositary will lend neither the Shares
nor the Receipts; provided, however, that,
notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.05,
deliver Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the Pre-
Releasee) that the Pre-Releasee, or its
customer (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial right, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be, other than in
satisfaction of such Pre-Release), (b) at all
times fully collateralized with cash or such
other collateral as the Depositary
determines, in good faith, will provide
similar liquidity and security, (c) terminable
by the Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate and may, with the prior
written consent of the Company, change
such limit for purposes of general
application.  The Depositary will also set
dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a case-
by-case basis as the Depositary deems
appropriate.
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive holder and
Holder of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by a proper instrument or
instruments of transfer and transferred in
accordance with the terms of the Deposit
Agreement, is transferable by delivery with
the same effect as in the case of a negotiable
instrument; provided, however, that the
Company and the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary (the Holder) as the absolute
owner hereof for the purpose of determining
the person entitled to distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement and for all other purposes and
neither the Depositary nor the Company will
have any obligation or be subject to any
liability under the Deposit Agreement to any
holder of this Receipt unless such holder is
the registered Holder hereof.
10.	VALIDITY OF RECEIPT.
            This Receipt will not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual
signature of a duly authorized signatory of
the Depositary; provided, however, that such
signature of the Depositary may be a
facsimile if a Registrar for the Receipts shall
have been appointed and such Receipts are
countersigned by the manual signature of a
duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
            The Company currently
furnishes the Commission with certain
public reports and documents required by
foreign law or otherwise pursuant to Rule
12g3-2(b) under the Securities Exchange
Act of 1934.  Such reports and documents
will be available for inspection and copying
by Holders and Beneficial Owners at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
            The Depositary will make
available for inspection by Holders at its
Corporate Trust Office any reports, notices
and other communications, including any
proxy soliciting material, received from the
Company which are both (a) received by the
Depositary or the Custodian or the nominee
of either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Holders copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports,
notices and other communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company will be
furnished in English to the extent such
materials are required to be furnished in
English pursuant to Rule 12g3-2(b) under
the Securities Exchange Act of 1923, as
amended.
            The Depositary will keep
books for the registration of Receipts and
transfers of Receipts which at all reasonable
times will be open for inspection by the
Holders, provided that such inspection shall
not be for the purpose of communicating
with Holders in the interest of a business or
object other than the business of the
Company or a matter related to the Deposit
Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary or
on its behalf, its agent, receives any cash
dividend or other cash distribution by the
Company on any Deposited Securities, the
Depositary will, or will cause its agent,
subject to the provisions of Section 4.05 of
the Deposit Agreement and, if at the time of
receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars distributable to the
Holders of Receipts and the resulting
Dollars (net of reasonable and customary
expenses incurred by the Depositary in
conversion of the Foreign Currency)
transferred to the United States, convert or
cause to be converted, by sale or in any
other manner that it may determine, such
Foreign Currency into Dollars and will
distribute the amount thus received (net of
the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement) to
the Holders entitled thereto, in proportion to
the number of American Depositary Shares
representing such Deposited Securities
evidenced by Receipts held by them
respectively; provided, however, that in the
event that the Company or the Depositary or
any agent of the Company or the Depositary
is required to withhold and does withhold
from any cash dividend or other cash
distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Holder of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
            Subject to the provisions of
section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Holders entitled thereto, in proportion to
the number of American Depositary Shares
representing such Deposited Securities
evidenced by Receipts held by them
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Holders entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.09
of the Deposit Agreement) will be
distributed by the Depositary to the Holders
entitled thereto as in the case of a
distribution received in cash, provided that
any unsold balance of such securities or
property may be distributed by the
Depositary to the Holders entitled thereto in
accordance with such equitable and
practicable method as the Depositary shall
have adopted.  Notwithstanding anything to
the contrary in the Deposit Agreement, the
Company shall have no obligation to either
(i) register any securities described in
Section 4.02 of the Deposit Agreement
under the Securities Act of 1933 of (ii) take
other actions to permit the distribution of
such securities in accordance with
applicable U.S. securities laws.
            If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and will if the Company
shall so request, distribute to the Holders of
outstanding Receipts entitled thereto, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities evidenced by Receipts
held by them respectively, additional
Receipts evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary
            Shares evidenced by
Receipts, including the withholding of any
tax or other governmental charge as
provided in Section 4.11 of the Deposit
Agreement and the payment of the fees of
the Depositary as provided in Section 5.09
of the Deposit Agreement.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
set forth in the Deposit Agreement.  If
additional Receipts are not so distributed,
each American Depositary Share will
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.  The
Depositary may withhold any distribution of
Receipts under Section 4.03 of the Deposit
Agreement subject to its satisfaction that
such distribution does not require
registration under the Securities Act of 1933
or is exempt from registration under the
provisions of such Act.  Notwithstanding
anything to the contrary in the Deposit
Agreement, the Company shall have no
obligation to either (i) register any Shares or
Receipts described in Section 4.03 of the
Deposit Agreement under the Securities Act
of 1933 or (ii) take other actions to permit
the distribution of such securities in
accordance with applicable U.S. securities
laws.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges, and the Depositary will distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Holders entitled thereto in proportion to the
number of American Depositary Shares
representing such Deposited Securities
evidenced by Receipts held by them
respectively, and the Depositary will
distribute any unsold balance of such
property in accordance with the provisions
of the Deposit Agreement.  The Company or
its agent will remit to appropriate
governmental authorities and agencies in the
Republic of Austria all amounts, if any,
withheld and owing to such authorities and
agencies by the Company.  The Depositary
or its agent will remit to appropriate
governmental authorities and agencies in the
United States all amounts, if any, withheld
and owing to such authorities and agencies
by the Depositary.
13.	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary, after consultation with the
Company, will have discretion as to the
procedure to be followed in making such
rights available to any Holders or in
disposing of such rights on behalf of any
Holders and making the net proceeds
available in Dollars to such Holders or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Holders or
dispose of such rights and make the net
proceeds available to such Holders, then the
Depositary will allow the rights to lapse;
provided, however, if at the time of the
offering of any rights the Depositary
determines in its discretion, after
consultation with the Company, that it is
lawful and feasible to make such rights
available to all Holders or to certain Holders
but not to other Holders, the Depositary,
after consultation with the Company, may,
and at the request of the Company shall
distribute to any Holder to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares representing
such Deposited Securities evidenced by
Receipts held by such Holder, warrants or
other instruments therefor in such form as it
deems appropriate.  If the Depositary
determines in its discretion, after
consultation with the Company, that it is not
lawful and feasible to make such rights
available to certain Holders, it may sell the
rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Holders to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Holders
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Holders because of
exchange restrictions or the date of delivery
of any Receipt or Receipts or otherwise.
The Depositary will not be responsible for
any failure to determine that it may be
lawful or feasible to make such rights
available to Holders in general or any
Holder or Holders in particular.
            The Depositary will not offer
rights to Holders unless both the rights and
the securities to which such rights related
are either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Holders or are registered
under the provisions of such Act.  If a
Holder of Receipts requests the distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Holder is
exempt from such registration.  The
Company shall have no obligation to register
such rights or such Securities under the
Securities Act of 1933.
14.	CONVERSION OF FOREIGN
CURRENCY.
            Subject to any restrictions
imposed by Austrian laws, regulations or
applicable permits issued by any
governmental body in the Republic of
Austria, if any, which is then performing the
function of the regulation of currency
exchange, whenever the Depositary or the
Custodian shall receive Foreign Currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars distributable to the
Holders of Receipts and the resulting
Dollars (net of reasonable and customary
expenses incurred by the Depositary in
conversion of the Foreign Currency)
transferred to the United States, the
Depositary will convert or cause to be
converted, by sale or in any other manner
that it may determine, such Foreign
Currency into Dollars, and such Dollars will
be distributed to the Holders entitled thereto
or, if the Depositary shall have distributed
any warrants or other instruments which
entitle the holders thereof to such Dollars,
then to the holders of such warrants and/or
instruments, as applicable, upon surrender
thereof for cancellation in whole or in part
depending upon the terms of such warrants
or other instruments.  Such distribution will
be made in proportion to the number of
American Depositary Shares representing
Deposited Securities evidenced by Receipts
held respectively by such Holders entitling
them to such Dollars and may be made upon
an averaged or other practicable basis
without regard to any distinctions among
Holders on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and will be net of any expenses of
conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary may, and
upon the reasonable request of the Company
shall, file such application for approval or
license, if any, as it may deem desirable
after consultation with the Company.
            If at any time the Depositary
shall determine that in its judgment any
Foreign Currency received by the
Depositary is not, pursuant to applicable
law, convertible on a reasonable basis into
Dollars distributable to the Holders of
Receipts entitled thereto and transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the opinion of the Depositary is
not obtainable, or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary, the
Depositary may distribute or cause the
Custodian to distribute the Foreign Currency
(or an appropriate document evidencing the
right to receive such Foreign Currency)
received by the Depositary to, or in its
discretion may hold such Foreign Currency
uninvested and without liability for interest
thereon for the respective accounts of, the
Holders entitled to receive the same.
            If any such conversion of
Foreign Currency, in whole or in part,
cannot be effected for distribution to some
of the Holders entitled thereto, the
Depositary may in its discretion make such
conversion and distribution in Dollars to the
extent permissible to the Holders entitled
thereto and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Holders entitled thereto.
15.	FIXING OF RECORD DATE.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each
American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities or whenever the
Depositary shall, after consultation with the
Company, find it necessary or convenient
for any other purpose, the Depositary will
fix a record date which shall, to the extent
practicable, be either (x) the same record
date as fixed by the Company or (y) if
different from the record date fixed by the
Company, fixed after consultation with the
Company, (a) for the determination of the
Holders who will be entitled (i) to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof or (ii) to
give instructions for the exercise of voting
rights at any such meeting, or (iii) to receive
information as to such meeting, or (b) for
fixing the date on or after which each
American Depositary Share will represent
the changed number of Shares.  Subject to
the provisions of the Deposit Agreement, the
Holders on such record date will be entitled,
as the case may be, to receive the amount
distributable by the Depositary with respect
to such dividend or other distribution or
such rights or the net proceeds or sale
thereof in proportion to the number of
American Depositary Shares held by them
respectively and to give voting instructions,
to exercise the rights of Holders hereunder
with respect to such changed number of
Shares and to act in respect of any other
such matter.
16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt of notice from
the Company of any meeting of holders of
Shares or other Deposited Securities, the
Depositary will, as soon as practicable
thereafter, mail to the Holders a Notice,
which shall contain (a) such information as
is contained in such notice of meeting sent
by the Company to the Depositary, (b) a
statement that each Holder as of the close of
business on a specified record date will be
entitled, subject to any applicable provisions
of the laws of the Republic of Austria and
the Satzung (Statutes) of the Company and
the Deposited Securities, to instruct and
authorize the Depositary in writing as to the
exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by such
Holders American Depositary Shares
evidenced by such Holders Receipts, (c) a
statement as to the manner in which
instructions with respect to voting may be
given and (d) a statement that, if no voting
authorizations and instructions are received
on or before the date established by the
Depositary for such purpose, the Depositary
shall not exercise the voting rights
pertaining to such amount of Shares or other
Deposited Securities.
            Upon receipt of instructions
of a Holder on such record date in the
manner and on or before the date established
by the Depositary for such purpose, the
Depositary shall endeavor, insofar as
practicable and permitted under applicable
law, the Companys Satzung (Statutes) and
the provisions of or governing Deposited
Securities, to vote or cause to be voted the
amount of Deposited Securities underlying
such Holders Receipts in accordance with
such instructions.  The Depositary shall not
vote or cause to be voted Deposited
Securities, other than in accordance with
such instructions received from Holders of
Receipts.
            The Depositary will endeavor
to ensure that on any date on which it votes
or causes to be voted Deposited Securities
pursuant to Section 4.07 of the Deposit
Agreement, it will have on deposit under the
Deposit Agreement the number of Deposited
Securities with respect to which it has
received voting instructions from Holders.
In the event that, on any such date, the
number of Deposited Securities on deposit
under the Deposit Agreement is less than the
number of Deposited Securities with respect
to which the Depositary has received voting
instructions, the Depositary shall vote or
cause to be voted such Deposited Securities
in accordance with such instructions
adjusting the number of Deposited
Securities voted on a pro-rated basis.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
shares or other securities or cash which shall
be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities, will
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares will thenceforth
represent, in addition to the existing
Deposited Securities, the right to receive the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, after consultation with the
Company, and will, if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares and subject to the provisions of the
Deposit Agreement, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their directors,
employees, agents or affiliates will incur any
liability to any Holder or other person, if by
reason of any provision of any present or
future law or regulation of the United States,
the Republic of Austria, or any other
country, or of any governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Satzung (Statutes) of the
Company or by reason of any provision of
any act of God or war or other
circumstances beyond its control, the
Depositary or the Company or any of their
directors, employees, agents or affiliates
shall be prevented, delayed or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement or the Deposited
Securities it is provided shall be done or
performed; nor will the Depositary or the
Company incur any liability to any
Beneficial Owner, Holder or other person by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement or the Satzung (Statutes) of the
Company.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, because of
applicable law or for any other reason such
distribution or offering may not be made
available to Holders, and the Depositary
may not dispose of such distribution or
offering on behalf of such Holders and make
the net proceeds available to such Holders,
then the Depositary will not make such
distribution or offering, and will allow any
rights, if applicable to lapse.  The Company
and the Depositary have assumed no
obligation nor will they be subject to any
liability under the Deposit Agreement to any
Beneficial Owner, Holder or other person,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary will not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company will be under any obligation to
appear in, prosecute or defend any action,
suit or other proceeding in respect of any
Deposited Securities or in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian will not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary,
its agents, the Company nor its agents will
be liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Beneficial
Owner, Holder or other person believed by it
in good faith and without gross negligence
to be competent to give such advice or
information.  The Depositary will not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with any matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without gross
negligence or bad faith while it acted as
Depositary.  The Depositary will not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith and without gross
negligence.
            The Company has agreed to
indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian in certain circumstances.  The
Depositary has agreed to indemnify the
Company, its directors, employees, agents
and affiliates in certain circumstances.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
            The Depositary may at any
time resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company effective
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  In case
at any time the Depositary shall resign or be
removed, the Company will use its best
efforts to appoint a successor depositary,
which will be a bank or trust company
having an office in the Borough of
Manhattan, The City of New York.  Every
successor depositary will execute and
deliver to its predecessor and to the
Company an instrument in writing accepting
its appointment under the Deposit
Agreement, and thereupon such successor
depositary, without any further act or deed,
will become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the
Company, will execute and deliver an
instrument transferring to such successor all
rights and powers of such predecessor under
the Deposit Agreement, will duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and will deliver to such successor
a list of the Holders of all outstanding
Receipts.  Any such successor depositary
will promptly mail notice of its appointment
to the Holders.  Whenever the Depositary in
its discretion determines that it is in the best
interest of the Holders to do so, it may
appoint a substitute or additional custodian
or custodians.
20.	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary in any respect
which they may deem necessary or desirable
without the consent of the Holders or
Beneficial Owners of the Receipts.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges), or which shall
otherwise prejudice any substantial existing
right of Holders will, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Holders of outstanding Receipts.  Every
Holder at the time any amendment so
becomes effective will be deemed, by
continuing to hold such Receipt, to consent
and agree to such amendment and to be
bound by the Deposit Agreement as
amended thereby.  In no event will any
amendment impair the right of the Holder of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary will at any
time at the direction of the Company,
terminate the Deposit Agreement by mailing
notice of such termination to the Holders of
all Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Holders of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in
Section 5.04 of the Deposit Agreement.  On
and after the date of termination, the Holder
of a Receipt will, upon (a) surrender of such
Receipt at the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Restricted
Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter will discontinue the registration of
transfers of Receipts, will suspend the
distribution of dividends to the Holders
thereof, and will not give any further notices
or perform any further acts under the
Deposit Agreement, except that the
Depositary will continue to collect dividends
and other distributions pertaining to
Deposited Securities, will sell property and
rights as provided in the Deposit Agreement,
and will continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Holder
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Holders of Receipts which have not
theretofore been surrendered, such Holders
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary will be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except for its
obligations to the Company under Section
5.08 of the Deposit Agreement.  Upon the
termination of the Deposit Agreement, the
Company will be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.08 and 5.09 of the Deposit
Agreement.
22.	DISCLOSURE OF INTERESTS.
            Each Holder and Beneficial
Owner agrees to comply with all applicable
provisions of Austrian law and the
Companys Satzung (Statutes) regarding the
notification of such-persons interest in
Shares, which provisions at the date of the
Deposit Agreement include Sections 91 and
92 of the Stock Exchange Act of 1989
(Borsegesetz 1989).  At the date of the
Deposit Agreement, the statutory
notification obligations of the Stock
Exchange Act of 1989 applied to anyone
whose holding, either directly or by way of
imputation pursuant to the provisions of
Section 92 of the Stock Exchange Act of
1989, of voting rights in the Company
reaches or exceeds 5%, 10%, 15%, 20%,
25%, 30%, 35%, 40%, 45%, 50%, 75% or
90% or, after having reached or exceeded
any such threshold, falls below that
threshold.  At the date of the Deposit
Agreement, the statutory notification
obligations of the Banking Act of 1993
(Bankwesengesetz 1993) applied to anyone
whose holding of the voting rights or of the
share capital of the Company reaches or
exceeds, either directly or indirectly, 10%,
20%, 33% or 50%.
23.	UNCERTIFICATED AMERICAN
DEPOSITARY SHARES; DTC
DIRECT REGISTRATION
SYSTEM.
      Notwithstanding anything to the
contrary in the Deposit Agreement:
      (a)	American Depositary Shares
may be certificated securities evidenced by
Receipts or uncertificated securities.  The
form of Receipt annexed as Exhibit A to the
Deposit Agreement summarizes the terms
and conditions of, and will be the prospectus
required under the Securities Act of 1933
for, both certificated and uncertificated
American Depositary Shares.  Except for
those provisions of the Deposit Agreement
that by their nature do not apply to
uncertificated American Depositary Shares,
all the provisions of the Deposit Agreement
shall apply, mutatis mutandis, to both
certificated and uncertificated American
Depositary Shares.
      (b)	(i)	The term deliver, or
its noun form, when used with respect to
Receipts, shall mean (A) book-entry transfer
of American Depositary Shares to an
account at The Depository Trust Company,
or its successor (DTC), designated by the
person entitled to such delivery, evidencing
American Depositary Shares registered in
the name requested by that person,  (B)
registration of American Depositary Shares
not evidenced by a Receipt on the books of
the Depositary in the name requested by the
person entitled to such delivery and  mailing
to that person of a statement confirming that
registration or (C) if requested by the person
entitled to such delivery, delivery at the
Corporate Trust Office of the Depositary to
the person entitled to such delivery of one or
more Receipts.
      	(ii)	The term surrender,
when used with respect to Receipts, shall
mean (A) one or more book-entry transfers
of American Depositary Shares to the DTC
account of the Depositary, (B) delivery to
the Depositary at its Corporate Trust Office
of an instruction to surrender American
Depositary Shares not evidenced by a
Receipt  or (C) surrender to the Depositary
at its Corporate Trust Office of one or more
Receipts evidencing American Depositary
Shares.
      (c)	American Depositary Shares
not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.
      (d)	The Depositary shall have a
duty to register a transfer, in the case of
uncertificated American Depositary Shares,
upon receipt from the Owner of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below).  The
Depositary, upon surrender of a Receipt for
the purpose of exchanging it for
uncertificated American Depositary Shares,
shall cancel that Receipt and send the Owner
a statement confirming that the Owner is the
owner of the same number of uncertificated
American Depositary Shares that the
surrendered Receipt evidenced. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below) from
the Owner of uncertificated American
Depositary Shares for the purpose of
exchanging them for certificated American
Depositary Shares, shall execute and deliver
to the Owner a Receipt evidencing the same
number of certificated American Depositary
Shares.
      (e)	Upon satisfaction of the
conditions for replacement of a Receipt that
is mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by
that Receipt in uncertificated form unless
otherwise requested by the Owner.
      (f)	(i)  The parties acknowledge
that the Direct Registration System (DRS) and Profile Modification System (Profile) shall apply to uncertificated American
Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary
Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
            	(ii)  In connection
with and in accordance with the
arrangements and procedures relating to
DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code).  For the
avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit
Agreement shall not constitute negligence or bad faith on the part of the Depositary.





EMM-Normal